EXHIBIT 10.2

LIMITED PARENT GUARANTEE

LIMITED PARENT GUARANTEE, dated as of November 27, 2024 (this “Agreement”), made by APLD Holdings 2 LLC, a Delaware limited liability company (the “Parent Guarantor”), in favor of Macquarie Equipment Capital, Inc., Lender(together with its successors and assigns, if any, the “ Lender”).

W I T N E S S E T H:

WHEREAS, APLD ELN-02 Holdings LLC, a Delaware limited liability company (the “Company”), has executed and delivered to the Lender a promissory note, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, pursuant to the Note, the Company has agreed to incur certain obligations, including the promise to pay to the Lender the amounts set forth therein with respect to the Loan made available or to be made available by the Lender to the Company;

WHEREAS, as an inducement to the Lender making the Loan to the Company, the Parent Guarantor has executed and delivered this Agreement to the Lender;

WHEREAS, the Parent Guarantor, the Company and the other Credit Parties are engaged in related businesses, and the Parent Guarantor will derive substantial direct and indirect benefit from the extensions of credit described in the preceding WHEREAS clauses; and

WHEREAS, the Parent Guarantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, the Parent Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lender, the Lender to make and maintain the extension of credit described in the preceding WHEREAS clauses, the Parent Guarantor hereby agrees with the Lender, as follows:

Section 1. Definitions.

(a) Reference is hereby made to the Note for a statement of the terms thereof. All capitalized terms used in this Agreement and the preamble and recitals hereto which are not otherwise defined herein shall have the meanings specified in the Note.

(b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the word “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The use of the words “repay” and “prepay” and the words “repayment” and “prepayment” herein shall each have identical meanings hereunder. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Note Documents), (b) except as otherwise provided herein, any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any person shall be construed to include such person’s successors and assigns (subject to the restrictions contained in the Note Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including”, (f) unless otherwise specified, any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Note, (g) any reference to amounts “deposited” into or “on deposit” in any account shall be construed to include any cash equivalents or other amounts credited to such account, (h) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (j) all references to currencies and to amounts payable, requested or funded hereunder and under the other Note Documents shall be to United States dollars. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Lender as there is no intention to subordinate the Liens granted in favor of the Lender. No provision of this Note or any other Note Document shall be interpreted or construed against any person because such person or its legal representative drafted such provision.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Lender” has the meaning specified therefor in the Preamble hereto.

“Note” has the meaning specified therefor in the Preamble hereto.

“Parent Guarantor” has the meaning specified therefor in the Preamble hereto.

“Parent Guarantor Obligations” means, with respect to the Parent Guarantor, all obligations and liabilities of the Parent Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) and any other Note Document to which it is a party, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Parent Guarantor pursuant to the terms of this Agreement).

“Payment in Full” means (a) the principal of the Loan (including amounts sufficient to achieve the Base Return) and premium (if any) on and interest on the Loan and all fees payable under the Note Documents and all other amounts then due and payable under the Note Documents shall have been paid in full in cash (other than contingent indemnification obligations for which notice of a potential claim has not been given) and (b) all other Secured Obligations (other than contingent indemnification obligations for which notice of a potential claim has not been given) shall have been paid in full in cash.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, made by the Parent Guarantor, as Pledgor of the Pledged Collateral, in favor of the Lender.

“Pledged Collateral” means all of the Parent Guarantor’s right, title, and interest in and to one hundred percent (100%) of the equity interests of the Company.

“Primary Obligations” means, with respect to the Company or any other Note Party, the collective reference to any and all amounts owing or to be owing by such Person to the Lender or other Secured Party under any Note Document (including any Secured Obligations (as defined in the Note and including obligations in respect of the Base Return)) and all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Person, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

Section 2. Guarantee.

(a) Guarantee.

(i) The Parent Guarantor hereby unconditionally and irrevocably, guarantees to the Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations now or hereafter existing, whether for principal, interest (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (including obligations related to the Base Return) solely up to the value of the Pledged Collateral. This is a guarantee of payment and performance when due and not of collection, and the liability of the Parent Guarantor is primary and not secondary.

(ii) Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of the Parent Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by the Parent Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(iii) The Parent Guarantor agrees that the Primary Obligations may at any time and from time to time exceed the amount of the liability of the Parent Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Lender;

(iv) The Parent Guarantor agrees that if the maturity of any of the Primary Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to the Parent Guarantor. The guarantee contained in this Section 2 shall remain in full force and effect until Payment in Full.

(v) No payment made by the Company, any other Credit Party with Primary Obligations, the Parent Guarantor, any other guarantor or any other Person or received or collected by the Lender from the Company, any other Credit Party with Primary Obligations, the Parent Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Parent Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Parent Guarantor in respect of any Primary Obligations or any payment received or collected from the Parent Guarantor in respect of any Primary Obligations), remain liable for the Primary Obligations up to the maximum liability of the Parent Guarantor described in Section 2(a)(i) hereunder until Payment in Full.

(b) Limited Recourse. Notwithstanding any provision of this Agreement, the Note, any other Note Document, or any other agreement to the contrary, the Lender’s sole recourse hereunder shall be limited to the Pledged Collateral in which the Parent Guarantor has granted the Lender a security interest under the Pledge Agreement to secure the Parent Guarantor’s obligations under this Agreement. In no event or circumstance whatsoever shall the Parent Guarantor’s liability exceed the proceeds of the Pledged Collateral. The Lender shall not take any action to enforce the obligations of the Parent Guarantor under this Agreement beyond those actions reasonably necessary to enforce the Lender’s rights with respect to the Pledged Collateral pursuant to the terms and conditions of the Pledge Agreement.

(c) Payments. The Parent Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in dollars that constitute immediately available funds at the principal office of the Lender specified pursuant to the Note.

(d) Guarantee Absolute and Unconditional. The Parent Guarantor waives (to the extent permitted by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2 the Primary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Credit Parties, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Parent Guarantor waives (to the extent permitted by applicable law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, any other Credit Party with Primary Obligations or the Parent Guarantor with respect to the Primary Obligations. The Parent Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Note or any other Note Document, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company, any other Credit Party or any other Person against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company, any other Credit Party with Primary Obligations or the Parent Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Credit Parties for the Primary Obligations, or of the Parent Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Parent Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Credit Party with Primary Obligations, the Parent Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations or any right of offset with respect thereto, and any failure by the Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Credit Party with Primary Obligations, the Parent Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Credit Party with Primary Obligations, the Parent Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(e) No Subrogation, Contribution or Reimbursement. Notwithstanding any payment made by the Parent Guarantor hereunder or any set-off or application of funds of the Parent Guarantor by the Lender, the Parent Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Company or any Credit Party or any collateral security or guarantee or right of offset held by the Lender for the payment of the Primary Obligations, nor shall the Parent Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Company or any Credit Party in respect of payments made by the Parent Guarantor hereunder, and the Parent Guarantor hereby expressly waives (to the extent permitted by applicable law), releases, and agrees not to exercise all such rights of subrogation, reimbursement, indemnity and contribution, in each case, until Payment in Full. The Parent Guarantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution the Parent Guarantor may have against the Company, any Credit Party or against any collateral or security or guarantee or right of offset held by the Lender shall be junior and subordinate to any rights the Lender may have against the Company and the Parent Guarantor and to all right, title and interest the Lender may have in any collateral or security or guarantee or right of offset. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Lender, if required), to be applied against the Primary Obligations, whether matured or unmatured, in such order as the Lender may determine. The Lender may, to the extent it has the right to do so in accordance with the terms and conditions of the Note and the other Note Documents, use, sell or dispose of any item of Pledged Collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any disposition or sale, any rights of subrogation any Guarantor may have shall terminate.

Section 3. [Reserved].

Section 4. Representations and Warranties. (a) The Parent Guarantor represents and warrants to the Lender and the Warrant Holder as of the date of hereof and any other date such representations and warranties are required to be made follows:

(i) The Parent Guarantor (i) is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except in the case of this clause (iii) where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(ii) The transactions contemplated hereby and by the other Note Documents to which the Parent Guarantor is a party are within the Parent Guarantor’s limited liability company powers, as applicable, and have been duly authorized by all necessary limited liability company action. Each Note Document to which the Parent Guarantor is a party has been duly executed and delivered by the Parent Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(iii) Neither the execution and delivery of this Agreement or the other Note Documents by the Parent Guarantor, as applicable, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them, (i) will violate (A) in any material respect, any applicable law or regulation or (B) any Organizational Document of the Parent Guarantor or any order of any Governmental Authority, (ii) will not violate or constitute a default under or result in any material breach of any indenture, agreement or other instrument binding upon the Parent Guarantor or any of its Properties (including the Material Project Documents), or give rise to a right thereunder to require any payment to be made by the Parent Guarantor and (iii) will not result in the creation or imposition of any Lien on any Pledged Collateral or any other Property of the Parent Guarantor (other than the Liens created by the Note Documents).

(iv) The Parent Guarantor is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case other than where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

(v) The Parent Guarantor is not in material default nor has any event or circumstance occurred which would constitute a default or would require the Parent Guarantor to redeem or make any offer to redeem under any indenture, note, Note or instrument pursuant to which any Indebtedness is outstanding or by which the Parent Guarantor or any of its Properties is bound.

(vi) The Parent Guarantor is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

(vii) The Parent Guarantor has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by the Parent Guarantor, its Subsidiaries, and their respective directors, officers, employees, and agents in their capacity as such with applicable Anti-Corruption Laws, AML Laws and Sanctions. None of the Parent Guarantor, its Subsidiaries, or any of their respective directors, officers or, to the knowledge of the Parent Guarantor, employees or agents of the Parent Guarantor or its Subsidiaries is a Sanctioned Person. None of the Parent Guarantor or any of its Subsidiaries (i) is in material violation of applicable AML Laws or Anti-Corruption Laws, (ii) is in violation of applicable Sanctions, or (iii) has, during the past ten (10) years, engaged in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

(viii) There are no material actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Guarantor, threatened by, against or affecting the Parent Guarantor or its Properties or revenues (i) which, either individually or in the aggregate, could reasonably be expected to result in liability exceeding (i) $15,000,000 in the case of the Note Parties or (ii) $30,000,000 in the case of the Parent Guarantor, or (b) that involve any Note Document, Material Project Document or the transactions contemplated thereby.

(b) The Parent Guarantor represents, warrants and covenants as to each matter set forth in Section 3 of the Note as if such representations and warranties were fully set forth herein.

Section 5. Further Covenants.

(a) Transfers and Other Liens.

(i) The Parent Guarantor will not sell, assign, convey or otherwise transfer or dispose of any Pledged Collateral without the prior written consent of the Lender.

(ii) The Parent Guarantor will not create, suffer to exist or grant any Lien upon or with respect to any Pledged Collateral, other than:

(A) Liens securing the Secured Obligations;

(B) judgment and attachment Liens with respect (1) to judgments for the payment of money (as reduced by any insurance proceeds covering such settlements or judgments which are received or as to which the insurance carriers do not dispute coverage) that do not exceed one million Dollars ($1,000,000) in the aggregate which shall be rendered against the Parent Guarantor and, in the case of any such judgments, within a thirty (30)-day period thereof a stay of enforcement of such judgment shall be put in and remain in effect and no action is legally taken by a judgment creditor or judgment creditors to attach or levy upon any assets of the Parent Guarantor to enforce any such judgment; or (2) any non monetary judgment or order shall be rendered against the Parent Guarantor that could reasonably be expected to individually or in the aggregate, have an adverse impact on a material amount of the Collateral, and there shall be a period of thirty (30) consecutive days during which a stay of or enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided that, in the case of any judgment or order referenced in clause (2) above, no Lien in connection with any such judgement or order shall be senior in priority to the Lender’s security interest in the Collateral and the Company shall send Lender written notice of such judgment or order within five (5) Business days of the date of the entry thereof and the Company shall use commercially reasonable efforts to satisfy or vacate any such judgment or order; or

(C) Excepted Liens.

(iii) The Parent Guarantor will not, and will not permit any of its Subsidiaries or the Company to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company, the Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, and (ii) any Restricted Payment permitted by Section 4(n) of the Note.

(b) Proceeds in respect of Lease Agreements. To the extent the Parent Guarantor receives proceeds in the form of cash or cash equivalents in respect of any lease agreement (or equivalent agreement) entered into with any tenant at the ELN-02 Project, the Parent Guarantor shall cause such proceeds (i) to be paid to the Company and (ii) deposited into a deposit account of the Company with The Frost National Bank that is listed on Annex C to the Note.

(c) Cooperation with Note Document; Contracting for ELN 02 Project Company. The Parent Guarantor will cooperate with, and instruct the Company to undertake and comply with, the provisions of the Note Documents. With respect to contracts entered into on or after the date hereof (or amendments or modifications to existing contracts which would have a similar effect) in respect of ELN 02 Project, the Company shall be a counterparty to such contracts.

Section 6. [Reserved].

Section 7. Indemnity, Expenses and Miscellaneous. (a) The Parent Guarantor agrees to pay or promptly reimburse the Lender for all reasonable and documented out-of-pocket advances, charges, costs and expenses, including, without limitation, any out-of-pocket advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement.

(b) The Parent Guarantor shall indemnify the Lender and/or Lender’s affiliates, directors, officers, employees, agents, partners and advisors (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement or the performance by the Parent Guarantor of its obligations under this Agreement, or (b) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (z) result from a claim brought by the Parent Guarantor or the Company against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder, if the Parent Guarantor or the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The obligations of the Parent Guarantor under this paragraph shall survive the termination of this Agreement.

Section 8. Notices, Etc. All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Note.

Section 9. Section 5(b) Attorney-in-fact; Obligations.

(a) The Parent Guarantor hereby irrevocably appoints the Lender as its attorney-in-fact and proxy, with full authority in the place and stead of the Parent Guarantor and in the name of the Parent Guarantor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument that the Lender may deem necessary or advisable to take any action for the purpose of causing compliance with (or reasonably related to causing compliance with) the obligations of the Parent Guarantor under Section 5(b). This power and proxy is coupled with an interest and is irrevocable until Payment in Full, but the Lender agrees that (except as Lender deems necessary or advisable to accomplish the purposes of Section 5(b), which may be exercised at any time) it shall only exercise such power following the occurrence and during the continuation of a failure to comply with Section 5(b). The Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lender in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Lender shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(b) All rights of the Lender and all obligations of the Parent Guarantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of Note or any other Note Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Note or any other Note Document or (iii) any other circumstance that might otherwise constitute a defense (other than Payment in Full) available to, or a discharge of, the Parent Guarantor in respect of the Secured Obligations, until Payment in Full.

(c) The Parent Guarantor hereby waives (to the extent permitted by applicable law): (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Secured Obligation by the Company or any other Note Party, (iii) notice of any actions taken by any Company or any other Person under any Note Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Secured Obligations, the omission of or delay in which, but for the provisions of subsection (b) above, might constitute grounds for relieving the Parent Guarantor of any of the Parent Guarantor obligations hereunder and (v) any requirement that the Lender or any Person protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against the Parent Guarantor or any other Person or any collateral.

Section 10. Miscellaneous.

(a) No amendment or waiver of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by the Parent Guarantor and the Lender.

(b) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any Note Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Note Document against such party or against any other Person, including but not limited to, the Parent Guarantor.

(c) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. The obligations of the Parent Guarantor under this Agreement (including with respect to the guarantee contained in Section 2 and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

(d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Note Document and shall otherwise be subject to all of terms and conditions contained in Section 8 of the Note, mutatis mutandi.

(f) The Parent Guarantor hereto irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(g) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(i) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it.

(j) This Agreement is a Note Document executed pursuant to the Note.

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IN WITNESS WHEREOF, the Parent Guarantor has caused this Agreement to be executed and delivered by its officer (or any equivalent) thereunto duly authorized, as of the date first above written.

PARENT GUARANTOR:

APLD HOLDINGS 2 LLC

By:	/s/ David Rench
Name:	David Rench
Title:	Secretary

[Signature Page to Parent Guarantee]

ACKNOWLEDGED AND AGREED BY LENDER:

MACQUARIE EQUIPMENT CAPITAL, INC.,

By:	/s/ Greg Fitzgerald
Name:	Greg Fitzgerald
Title:	Authorized Signatory

By:	/s/ Robert Downey
Name:	Robert Downey
Title:	Division Director

[Signature Page to Parent Guarantee]